Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Barbara Doyle Investor Relations contact 651-236-5023
NEWS	September 22, 2021

H.B. Fuller Reports Third Quarter 2021 Results

Net revenue up 20% and organic revenue up 16% driven by strong volume growth and pricing

Net income of $32 million and EPS of $0.58; adjusted EPS of $0.79

Adjusted EBITDA of $111 million, up 5% year-on-year despite significant raw materials headwinds

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter ended August 28, 2021.

Items of Note

■	Net revenue increased 20% versus the third quarter of last year. Organic revenue increased 16%, with 10% from volume growth and 6% from pricing.
■	Organic revenue was up 13% when compared with the non-COVID-impacted third quarter of 2019.
■

Net income increased to $32 million; volume leverage, pricing and operating expense efficiencies offset higher raw material costs and drove a 5% year-over-year increase in adjusted EBITDA to $111 million, ahead of our expectations.

■	Earnings per diluted share (EPS) were $0.58; adjusted EPS of $0.79 increased 4% year over year.
■

Strategic supply chain management enabled the company to secure raw materials to meet increasing demand, and pricing actions have been implemented that are expected to restore margins in the fourth quarter and into 2022.

■	Year-to-date debt paydown of $110 million keeps the company on track to its $200 million debt reduction target for the full year.

Summary of Third Quarter 2021 Results

Net revenue of $827 million increased 20% compared with the third quarter of 2020. Foreign currency exchange rates favorably impacted revenue by 3%. Organic revenue, which excludes impacts from foreign currency translation, increased 16% versus last year, with double-digit organic growth in all three Global Business Units (GBUs). Organic revenue also significantly increased by 13% when compared with the non-COVID impacted third quarter of 2019, with strong organic growth in all three GBUs.

Gross profit was $194 million. Adjusted gross profit of $196 million increased 4% versus the same period last year. Adjusted gross profit margin declined year over year, as expected, as higher sales volume and pricing gains were offset by elevated raw material and freight costs. Selling, General and Administrative (SG&A) expense was $135 million. Adjusted SG&A expense of $129 million improved by 220 basis points as a percent of revenue versus the third quarter last year, resulting from strong volume leverage and general expense controls.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $32 million, or $0.58 per diluted share. Adjusted net income attributable to H.B. Fuller of $43 million and adjusted EPS of $0.79 increased by 7% and 4%, respectively, compared with $40 million and $0.76 in the same period last year. Adjusted EBITDA of $111 million increased 5% compared with $106 million in the prior year.

“H.B. Fuller delivered another strong quarter with double-digit organic revenue growth as we gained share in key market segments through innovative solutions, improved pricing and took decisive actions to secure raw materials and meet customer demand,” said Jim Owens, H.B. Fuller’s president and chief executive officer. “Throughout the quarter, we took strategic steps to serve customers in the face of ongoing raw material and packaging shortages as well as increasing inflationary pressures on logistics, freight, and labor. We have implemented $225 million of annualized pricing adjustments this year and recently announced additional price increases and a surcharge on global shipments effective September 1, 2021. We anticipate a significant improvement in margins in the fourth quarter as a result of these actions. As our business continues to demonstrate resilience, we are increasingly confident in our ability to create and deliver significant value for shareholders in any market environment. The actions that we have taken over the last nine months in support of our customers enables us to exit the year with strong margin momentum.”

Other Financial Metrics

At the end of the third quarter of fiscal 2021, the company had cash and equivalents of $68 million and total debt equal to $1,664 million. This compares to cash and debt levels equal to $75 million and $1,869 million, respectively, at the end of the third quarter of 2020. Capital expenditures for the nine-month period were $77 million compared with $72 million in the same period last year.

Planning Assumptions

●

Based on current assumptions, we have increased our estimated full-year revenue guidance. Full-year revenue growth is now anticipated to be 17% to 18% compared with fiscal 2020, resulting in anticipated fourth quarter revenue growth of 15% to 17% versus the fourth quarter of 2020.

●

For the fiscal year 2021, adjusted EBITDA is anticipated to be approximately $460 million to $470 million, an increase of 13% to 16% versus 2020, which is supported by on-going recovery in global industrial production, pricing actions balancing higher input costs, and benefits from the company’s operational improvement projects.

Conference Call

The company will hold a conference call on September 23, 2021, at 9:30 a.m. CDT (10:30 a.m. EDT) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants should access the webcast 10 minutes prior to the start of the call to install and test any necessary audio software. A telephone replay of the conference call will be available from 12:30 p.m. CDT on September 23, 2021 through October 1, 2021. To access the telephone replay dial (800) 585-8367 or (416) 621-4642 and enter Conference ID: 1786575.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our fiscal 2021 Planning Assumptions, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2020 net revenue of $2.8 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and resulting deterioration of the global business and economic environment.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	Aug. 28, 2021	Net Revenue	Aug. 29, 2020	Net Revenue
Net revenue	$826,830	100.0%	$691,463	100.0%
Cost of sales	(632,880)	(76.5)%	(503,619)	(72.8)%
Gross profit	193,950	23.5%	187,844	27.2%

Selling, general and administrative expenses	(134,497)	(16.3)%	(129,113)	(18.7)%
Other income, net	6,150	0.7%	3,722	0.5%
Interest expense	(19,396)	(2.3)%	(20,196)	(2.9)%
Interest income	2,520	0.3%	2,945	0.4%
Income before income taxes and income from equity method investments	48,727	5.9%	45,202	6.5%

Income taxes	(19,095)	(2.3)%	(5,112)	(0.7)%

Income from equity method investments	1,998	0.2%	1,541	0.2%
Net income including non-controlling interest	31,630	3.8%	41,631	6.0%

Net income attributable to non-controlling interest	(14)	(0.0)%	(24)	(0.0)%
Net income attributable to H.B. Fuller	$31,616	3.8%	$41,607	6.0%

Basic income per common share attributable to H.B. Fuller	$0.60		$0.80
Diluted income per common share attributable to H.B. Fuller	$0.58		$0.79

Weighted-average common shares outstanding:
Basic	53,049		52,130
Diluted	54,646		52,591

Dividends declared per common share	$0.168		$0.163

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	August 28, 2021	November 28, 2020	August 29, 2020
Cash & cash equivalents	$68,134	$100,534	$74,922
Trade accounts receivable, net	572,855	514,916	476,099
Inventories	462,635	323,213	354,221
Trade payables	485,796	316,460	272,232
Total assets	4,258,272	4,036,704	3,981,725
Total debt	1,664,007	1,773,910	1,868,926

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended August 28, 2021	Percent of Net Revenue	Nine Months Ended August 29, 2020	Percent of Net Revenue
Net revenue	$2,380,607	100.0%	$2,012,629	100.0%
Cost of sales	(1,776,744)	(74.6)%	(1,469,622)	(73.0)%
Gross profit	603,863	25.4%	543,007	27.0%

Selling, general and administrative expenses	(426,921)	(17.9)%	(398,620)	(19.8)%

Other income, net	25,899	1.1%	11,740	0.6%
Interest expense	(59,699)	(2.5)%	(64,597)	(3.2)%
Interest income	7,709	0.3%	8,761	0.4%
Income before income taxes and income from equity method investments	150,851	6.3%	100,291	5.0%

Income taxes	(46,362)	(1.9)%	(22,194)	(1.1)%

Income from equity method investments	6,071	0.3%	5,068	0.3%
Net income including non-controlling interest	110,560	4.6%	83,165	4.1%

Net income attributable to non-controlling interest	(51)	(0.0)%	(50)	(0.0)%
Net income attributable to H.B. Fuller	$110,509	4.6%	$83,115	4.1%

Basic income per common share attributable to H.B. Fuller	$2.09		$1.60
Diluted income per common share attributable to H.B. Fuller	$2.04		$1.59

Weighted-average common shares outstanding:
Basic	52,794		51,959
Diluted	54,093		52,400

Dividends declared per common share	$0.498		$0.485

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020
Net income attributable to H.B. Fuller	$31,616	$41,607	$110,509	$83,115

Adjustments:
Acquisition project costs	901	(73)	2,277	(1,584)
Organizational realignment[1]	3,087	3,308	9,029	8,286
Royal restructuring and integration[2]	1,016	1,790	3,537	7,379
Tax reform	-	-	-	(35)
Project One	2,305	1,602	6,469	4,141
Other[3]	111	654	(3,701)	1,725
Discrete tax items[4]	5,626	(7,183)	5,068	(5,129)
Income tax effect on adjustments[5]	(1,746)	(1,755)	(4,359)	(5,012)
Adjusted net income attributable to H.B. Fuller[6]	42,916	39,950	128,829	92,886

Add:
Interest expense	19,412	20,220	59,769	64,650
Interest income	(2,520)	(2,945)	(7,709)	(8,761)
Income taxes	15,216	14,050	45,653	32,335
Depreciation and Amortization expense[7]	35,705	34,432	106,596	102,992
Adjusted EBITDA[6]	110,729	105,707	333,138	284,102

Diluted Shares	54,646	52,591	54,093	52,400
Adjusted diluted income per common share attributable to H.B. Fuller[6]	$0.79	$0.76	$2.38	$1.77
Revenue	$826,830	$691,463	$2,380,607	$2,012,629
Adjusted EBITDA margin[6]	13.4%	15.3%	14.0%	14.1%

[1] Includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[2] Costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Three and nine months ended August 28, 2021 includes one-time, non-cash gains related to a transactional tax legal settlement in Brazil and a legal entity merger.

[4] Includes adjustment of $5,626 of discrete tax expense in the quarter ended August 28, 2021 relating to the revaluation of cross-currency swap agreements due to depreciation of the Euro versus U.S. dollar and various foreign tax matters. Includes adjustment of ($7,183) of discrete tax benefit in the quarter ended August 29, 2020 relating to the revaluation of cross-currency swap agreements due to appreciation of the Euro versus U.S. dollar and various foreign tax matters.

[5] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[6] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[7] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($292) and ($413) for the three months ended August 28, 2021 and August 29, 2020, respectively and ($1,026) and ($509) for the nine months ended August 28, 2021 and August 29, 2020, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020
Net Revenue:
Hygiene, Health and Consumable Adhesives	$369,439	$320,187	$1,069,922	$977,373
Engineering Adhesives	342,300	276,083	1,000,337	761,040
Construction Adhesives	115,091	95,193	310,348	274,216
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$826,830	$691,463	$2,380,607	$2,012,629

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$29,652	$31,883	$98,493	$89,556
Engineering Adhesives	34,087	29,873	96,580	65,386
Construction Adhesives	3,339	4,284	4,974	9,436
Corporate unallocated	(7,625)	(7,309)	(23,105)	(19,991)
Total H.B. Fuller	$59,453	$58,731	$176,942	$144,387

Adjusted EBITDA[6]
Hygiene, Health and Consumable Adhesives	$44,496	$43,697	$142,671	$127,914
Engineering Adhesives	52,001	46,831	150,034	112,918
Construction Adhesives	14,247	14,394	37,785	39,893
Corporate unallocated	(15)	785	2,648	3,377
Total H.B. Fuller	$110,729	$105,707	$333,138	$284,102

Adjusted EBITDA Margin[6]
Hygiene, Health and Consumable Adhesives	12.0%	13.6%	13.3%	13.1%
Engineering Adhesives	15.2%	17.0%	15.0%	14.8%
Construction Adhesives	12.4%	15.1%	12.2%	14.5%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	13.4%	15.3%	14.0%	14.1%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020
Income before income taxes and income from equity method investments	$48,727	$45,202	$150,851	$100,291

Adjustments:
Acquisition project costs	901	(73)	2,277	(1,584)
Organizational realignment	3,087	3,308	9,029	8,286
Royal restructuring and integration	1,016	1,790	3,537	7,379
Tax reform	-	-	-	(35)
Project One	2,305	1,602	6,469	4,141
Other[3]	111	654	(3,701)	1,725
Adjusted income before income taxes and income from equity method investments[8]	$56,147	$52,483	$168,462	$120,203

[8] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020
Income Taxes	$(19,095)	$(5,112)	$(46,362)	$(22,194)

Adjustments:
Acquisition project costs	(212)	18	(495)	423
Organizational realignment	(726)	(797)	(2,204)	(2,087)
Royal restructuring and integration	(239)	(431)	(846)	(1,877)
Tax reform	-	-	-	9
Project One	(542)	(386)	(1,551)	(1,043)
Other[4]	5,598	(7,342)	5,805	(5,566)
Adjusted income taxes[9]	$(15,216)	$(14,050)	$(45,653)	$(32,335)

Adjusted income before income taxes and income from equity method investments	$56,147	$52,483	$168,462	$120,203
Adjusted effective income tax rate[9]	27.1%	26.8%	27.1%	26.9%

[9] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes are defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020

Net revenue	$826,830	$691,463	$2,380,607	$2,012,629

Gross profit	$193,950	$187,844	$603,863	$543,007
Gross profit margin	23.5%	27.2%	25.4%	27.0%

Adjustments:
Acquisition project costs	1	-	64	-
Organizational realignment	1,472	(204)	2,265	(53)
Royal restructuring and integration	644	1,132	1,962	2,730
Project ONE	(22)	-	(22)	-
Other	247	272	1,635	1,263
Adjusted gross profit[10]	$196,292	$189,044	$609,767	$546,947
Adjusted gross profit margin[10]	23.7%	27.3%	25.6%	27.2%

[10] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 28,	August 29,	August 28,	August 29,
	2021	2020	2021	2020

Selling, general and administrative expenses	$(134,497)	$(129,113)	$(426,921)	$(398,620)

Adjustments:
Acquisition project costs	901	(73)	2,214	(1,584)
Organizational realignment	1,614	3,516	6,819	8,342
Royal restructuring and integration	388	682	1,644	4,725
Tax reform	-	-	-	(35)
Project ONE	2,327	1,602	6,491	4,142
Other	55	382	32	462
Adjusted selling, general and administrative expenses[11]	$(129,212)	$(123,004)	$(409,721)	$(382,568)

[11] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 28, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$32,924	$36,599	$5,516	$75,039	$(43,423)	$31,616
Adjustments:
Acquisition project costs	-	-	-	-	901	901
Organizational realignment	-	-	-	-	3,087	3,087
Royal Restructuring	-	-	-	-	1,016	1,016
Project One	-	-	-	-	2,305	2,305
Other[3]	-	-	-	-	111	111
Discrete tax items[4]	-	-	-	-	5,626	5,626
Income tax effect on adjustments[5]	-	-	-	-	(1,746)	(1,746)
Adjusted net income attributable to H.B. Fuller[6]	32,924	36,599	5,516	75,039	(32,123)	42,916
Add:
Interest expense	-	-	-	-	19,412	19,412
Interest income	-	-	-	-	(2,520)	(2,520)
Income taxes	-	-	-	-	15,216	15,216
Depreciation and amortization expense	11,572	15,402	8,731	35,705	-	35,705
Adjusted EBITDA[6]	$44,496	$52,001	$14,247	$110,744	$(15)	$110,729
Revenue	$369,439	$342,300	$115,091	$826,830	-	$826,830
Adjusted EBITDA Margin[6]	12.0%	15.2%	12.4%	13.4%	NMP	13.4%

	Hygiene, Health
Nine Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 28, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$108,291	$104,099	$11,504	$223,894	$(113,385)	$110,509
Adjustments:
Acquisition project costs	-	-	-	-	2,277	2,277
Organizational realignment	-	-	-	-	9,029	9,029
Royal Restructuring	-	-	-	-	3,537	3,537
Project One	-	-	-	-	6,469	6,469
Other[3]	-	-	-	-	(3,701)	(3,701)
Discrete tax items[4]	-	-	-	-	5,068	5,068
Income tax effect on adjustments[5]	-	-	-	-	(4,359)	(4,359)
Adjusted net income attributable to H.B. Fuller[6]	108,291	104,099	11,504	223,894	(95,065)	128,829
Add:
Interest expense	-	-	-	-	59,769	59,769
Interest income	-	-	-	-	(7,709)	(7,709)
Income taxes	-	-	-	-	45,653	45,653
Depreciation and amortization expense	34,380	45,935	26,281	106,596	-	106,596
Adjusted EBITDA[6]	$142,671	$150,034	$37,785	$330,490	$2,648	$333,138
Revenue	1,069,922	1,000,337	310,348	2,380,607	-	2,380,607
Adjusted EBITDA Margin[6]	13.3%	15.0%	12.2%	13.9%	NMP	14.0%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 29, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$33,688	$31,334	$5,468	$70,490	$(28,883)	$41,607
Adjustments:
Acquisition project costs	-	-	-	-	(73)	(73)
Organizational realignment	-	-	-	-	3,308	3,308
Royal Restructuring	-	-	-	-	1,790	1,790
Project One	-	-	-	-	1,602	1,602
Other[3]	-	-	-	-	654	654
Discrete tax items[4]	-	-	-	-	(7,183)	(7,183)
Income tax effect on adjustments[5]	-	-	-	-	(1,755)	(1,755)
Adjusted net income attributable to H.B. Fuller[6]	33,688	31,334	5,468	70,490	(30,540)	39,950
Add:
Interest expense	-	-	-	-	20,220	20,220
Interest income	-	-	-	-	(2,945)	(2,945)
Income taxes	-	-	-	-	14,050	14,050
Depreciation and amortization expense	10,009	15,497	8,926	34,432	-	34,432
Adjusted EBITDA[6]	$43,697	$46,831	$14,394	$104,922	$785	$105,707
Revenue	$320,187	$276,083	$95,193	$691,463	-	$691,463
Adjusted EBITDA Margin[6]	13.6%	17.0%	15.1%	15.2%	NMP	15.3%

Nine Months Ended	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 29, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$94,979	$69,767	$12,987	$177,733	$(94,618)	$83,115
Adjustments:
Acquisition project costs	-	-	-	-	(1,584)	(1,584)
Organizational realignment	-	-	-	-	8,286	8,286
Royal Restructuring	-	-	-	-	7,379	7,379
Tax reform	-	-	-	-	(35)	(35)
Project One	-	-	-	-	4,141	4,141
Other[3]	-	-	-	-	1,725	1,725
Discrete tax items[4]	-	-	-	-	(5,129)	(5,129)
Income tax effect on adjustments[5]	-	-	-	-	(5,012)	(5,012)
Adjusted net income attributable to H.B. Fuller[6]	94,979	69,767	12,987	177,733	(84,847)	92,886
Add:
Interest expense	-	-	-	-	64,650	64,650
Interest income	-	-	-	-	(8,761)	(8,761)
Income taxes	-	-	-	-	32,335	32,335
Depreciation and amortization expense	32,935	43,151	26,906	102,992	-	102,992
Adjusted EBITDA[6]	$127,914	$112,918	$39,893	$280,725	$3,377	$284,102
Revenue	$977,373	$761,040	$274,216	$2,012,629	-	$2,012,629
Adjusted EBITDA Margin[5]	13.1%	14.8%	14.5%	13.9%	NMP	14.1%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

	Three Months Ended	Nine Months Ended
	August 28, 2021	August 28, 2021
Price	6.3%	2.6%
Volume	10.1%	12.7%
Organic Growth[12]	16.4%	15.3%
F/X	3.2%	3.0%
Total H.B. Fuller Net Revenue Growth	19.6%	18.3%

Revenue growth versus 2020	Three Months Ended			Nine Months Ended
	August 28, 2021			August 28, 2021
	Net Revenue	F/X	Organic Growth[11]	Net Revenue	F/X	Organic Growth[11]
Hygiene, Health and Consumable Adhesives	15.4%	2.4%	13.0%	9.5%	1.6%	7.9%
Engineering Adhesives	24.0%	4.8%	19.2%	31.4%	5.3%	26.1%
Construction Adhesives	20.9%	1.4%	19.5%	13.2%	1.6%	11.6%
Total H.B. Fuller	19.6%	3.2%	16.4%	18.3%	3.0%	15.3%

Revenue growth versus 2019	Three Months Ended			Nine Months Ended
	August 28, 2021			August 28, 2021
	Net Revenue	F/X and M&A	Organic Growth[11]	Net Revenue	F/X and M&A	Organic Growth[11]
Hygiene, Health and Consumable Adhesives	12.5%	(1.2%)	13.7%	8.5%	(2.0%)	10.5%
Engineering Adhesives	19.4%	3.8%	15.6%	17.0%	3.2%	13.8%
Construction Adhesives	6.2%	1.2%	5.0%	2.4%	1.0%	1.4%
Total H.B. Fuller	14.0%	0.9%	13.1%	10.3%	(0.2%)	10.5%

12 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS
H.B. FULLER COMPANY AND SUBSIDIARIES
(In thousands, except share and per share amounts)

	August 28,	November 28,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$68,134	$100,534
Trade receivables (net of allowances of $9,139 and $12,905, as of August 28, 2021 and November 28, 2020, respectively)	572,855	514,916
Inventories	462,635	323,213
Other current assets	100,834	81,113
Total current assets	1,204,458	1,019,776

Property, plant and equipment	1,476,158	1,428,183
Accumulated depreciation	(800,266)	(757,439)
Property, plant and equipment, net	675,892	670,744

Goodwill	1,313,824	1,312,003
Other intangibles, net	710,127	755,968
Other assets	353,971	278,213
Total assets	$4,258,272	$4,036,704

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$27,313	$16,925
Trade payables	485,796	316,460
Accrued compensation	82,129	83,598
Income taxes payable	32,079	29,173
Other accrued expenses	82,417	83,976
Total current liabilities	709,734	530,132

Long-term debt	1,636,694	1,756,985
Accrued pension liabilities	86,954	88,806
Other liabilities	257,034	278,919
Total liabilities	2,690,416	2,654,842

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 52,549,798 and 51,906,663, as of August 28, 2021 and November 28, 2020, respectively	52,550	51,907
Additional paid-in capital	200,180	157,867
Retained earnings	1,558,619	1,474,406
Accumulated other comprehensive loss	(244,060)	(302,859)
Total H.B. Fuller stockholders' equity	1,567,289	1,381,321
Non-controlling interest	567	541
Total equity	1,567,856	1,381,862
Total liabilities, non-controlling interest and total equity	$4,258,272	$4,036,704

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. FULLER COMPANY AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	August 28, 2021	August 29, 2020
Cash flows from operating activities:
Net income including non-controlling interest	$110,560	$83,165
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	54,158	50,558
Amortization	53,464	52,943
Deferred income taxes	(1,547)	(10,952)
Income from equity method investments, net of dividends received	4,363	2,660
Gain on sale of assets	641	118
Share-based compensation	19,400	14,087
Pension and other post-retirement benefit plan activity	(23,192)	(5,954)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(61,900)	17,307
Inventories	(141,112)	(17,195)
Other assets	(26,060)	31,372
Trade payables	176,210	(9,449)
Accrued compensation	(1,283)	(12,345)
Other accrued expenses	(2,292)	8,776
Income taxes payable	1,001	330
Other liabilities	(53,498)	20,481
Other	52,221	(32,872)
Net cash provided by operating activities	161,134	193,030

Cash flows from investing activities:
Purchased property, plant and equipment	(77,237)	(71,939)
Purchased businesses, net of cash acquired	(5,445)	(9,500)
Purchase of assets	-	(5,623)
Proceeds from sale of property, plant and equipment	2,751	1,407
Cash received from government grant	5,800	-
Cash payments related to government grant	(1,526)	(5,326)
Net cash used in investing activities	(75,657)	(90,981)

Cash flows from financing activities:
Repayment of long-term debt	(118,000)	(128,000)
Net proceeds of notes payable	9,846	8,422
Dividends paid	(26,045)	(24,970)
Contingent consideration payment	-	(767)
Proceeds from stock options exercised	22,053	6,567
Repurchases of common stock	(2,668)	(3,342)
Net cash used in financing activities	(114,814)	(142,090)

Effect of exchange rate changes on cash and cash equivalents	(3,063)	2,772
Net change in cash and cash equivalents	(32,400)	(37,269)
Cash and cash equivalents at beginning of period	100,534	112,191
Cash and cash equivalents at end of period	$68,134	$74,922